Callon Petroleum Company SC 13D

Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the common stock, par value $0.01 per share, of Callon Petroleum Company. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 13th day of May, 2021.

JB Investments Management, LLC

By: /s/ Brian J. Riley

Name: Brian J. Riley

Title: Sole Member

JB Investments Fund III, L.P.

By: JB Investments Fund III GP, LLC

Its: General Partner

By: JB Investments Management, LLC

Its: Manager

By: /s/ Brian J. Riley

Name: Brian J. Riley

Title: Sole Member

JB Investments Parallel Fund III, L.P.

By: JB Investments Fund III GP, LLC

Its: General Partner

By: JB Investments Management, LLC

Its: Manager

By: /s/ Brian J. Riley

Name: Brian J. Riley

Title: Sole Member

JB Investments Fund III GP, LLC

By: JB Investments Management, LLC

Its: Manager

By: /s/ Brian J. Riley

Name: Brian J. Riley

Title: Sole Member

Brian J. Riley

By: /s/ Brian J. Riley

Name: Brian J. Riley